                                   EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP




                                 August 23, 1999




i2 Technologies, Inc.
909 E. Las Colinas Blvd.
16th Floor
Irving, Texas  75039


                  Re: i2 Technologies, Inc.-Registration Statement for Offering of 13,836,432 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to i2 Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 13,836,432 shares of common stock (the "Shares") and related stock options under the Company's Employee Stock Purchase Plan, International Employee Stock Purchase Plan, 1995 Stock Option/Stock Issuance Plan and the Smart Technologies, Inc. 1996 Stock Option/Stock Issuance Plan (the "Plans").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Plans and the options outstanding thereunder. Based on such review, we are of the opinion that if, as and when the Shares are issued and sold (and the consideration therefore received) pursuant to the provisions of option agreements duly authorized under he Plans and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans, or the Shares.

                                       Very truly yours,


                                       BROBECK, PHLEGER & HARRISON LLP